PRESS RELEASE OF FSB COMMUNITY BANKSHARES, INC.


October 29, 2009

  FOR IMMEDIATE RELEASE
  Contact: Dana C. Gavenda, Chief Executive Officer
  FSB Community Bankshares, Inc.
  Tel (585) 223-9080


                         FSB COMMUNITY BANKSHARES, INC.
                         ANNOUNCES THIRD QUARTER RESULTS


Fairport, New York, October 29, 2009: FSB Community Bankshares, Inc. (the "Company") (OTC Bulletin Board: FSBC), the mid-tier stock holding company of Fairport Savings Bank (the "Bank"), reported a net loss of $34,000 for the quarter ended September 30, 2009 compared to net income of $1,000 for the quarter ended September 30, 2008. Net loss per share for the quarter ended September 30, 2009 was $(0.02) compared to no net income per share for the quarter ended September 30, 2008. The Company's net interest margin for the quarter ended September 30, 2009 decreased 23 basis point to 2.17% from 2.40% for the quarter ended September 30, 2008. Another factor that negatively affected the third quarter of 2009 compared to the third quarter of 2008 was an additional $74,000 in FDIC premium expense recorded in other expense.

For the nine months ended September 30, 2009, the Company reported net income of $44,000 compared to a net loss of $95,000 for the nine months ended September 30, 2008. Net income per share for the nine months ended September 30, 2009 was $0.03 compared to a net loss per share of $(0.06) for the nine months ended September 30, 2008. The Company's net interest margin for the nine months ended September 30, 2009 increased 9 basis points to 2.30% from 2.21% for the nine months ended September 30, 2008.

At September 30, 2009, the Company had $221.7 million in consolidated assets, an increase of $25.5 million, or 13.0% from $196.1 million at December 31, 2008. Net loans receivable decreased $18.7 million, or 13.8% to $117.0 million at September 30, 2009 from $135.7 million at December 31, 2008, primarily as a result of mortgage loan sales in the secondary market. The Bank sold $12.7 million of fixed-rate mortgage loans in the current year as a balance sheet management strategy to reduce long term interest rate risk in a potentially rising interest rate environment. The Bank sold these loans at a net gain of $49,000 which was recorded in other income, and expects to realize servicing income on these loans as long as these loans have outstanding balances. The decrease in net loans receivable and an increase in deposits has resulted in an increase in investment securities. Investment securities increased $36.9 million, or 72.0% to $88.1 million at September 30, 2009 from $51.2 million at December 31, 2008. The Company has reviewed its investment securities portfolio at September 30, 2009, and has determined that no other-than-temporary impairment exists in the portfolio. Total deposits increased $32.6 million, or

25.6%, to $160.1 million at September 30, 2009 from $127.5 million at December 31, 2008. Short-Term and Long-Term borrowings in the form of Federal Home Loan Bank advances decreased $8.3 million, or 18.3%, to $37.2 million at September 30, 2009 from $45.5 million at December 31, 2008 as a result of replacing wholesale borrowings with deposit growth from all of the Bank's branches, including the Webster branch that opened on September 14, 2009. Our deposit costs have decreased as market interest rates remain at historically low levels. Stockholders' equity at September 30, 2009 was $20.5 million, or 9.24% of assets.

The credit quality of the Bank's loan portfolio remains solid. The Bank continues to have no involvement in, and has no exposure to, sub-prime lending activities. The Bank ended the third quarter with net loans receivable of $117.0 million, with only $93,000 in non-performing loans comprised of two residential properties. At September 30, 2009 management has evaluated the Bank's loan loss reserve and believes it is adequately funded based on the quality of the current loan portfolio.

FSB Community Bankshares, MHC owns 53% of the outstanding common stock of the Company. The Company is a federally chartered corporation. The Bank conducts business from its main office in Fairport, New York and three branches located in Penfield, Irondequoit and Webster, New York. The Bank's principal business consists of originating one-to-four-family residential real estate mortgages, home equity loans and lines of credit, and to a lesser extent, commercial real estate, multi-family, construction and other consumer loans. The Bank attracts retail deposits from the general public in the areas surrounding its main office and branches, offering a wide variety of deposit products. Through its wholly owned subsidiary, Oakleaf Services Corporation, the Bank offers non-deposit investment products, consisting of annuities, insurance products and mutual funds.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

                         FSB COMMUNITY BANKSHARES, INC.

                 Selected Consolidated Balance Sheet Information
                    September 30, 2009 and December 31, 2008
                  (Dollars in thousands, except per share data)

                                                                                         (Unaudited)
-----------------------------------------------------------------------------------------------------------------------
                                                                              September 30,
                                 Assets                                            2009            December 31, 2008
-----------------------------------------------------------------------------------------------------------------------
Total Assets                                                              $       221,679         $       196,135
-----------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents                                                          10,043                   3,173
-----------------------------------------------------------------------------------------------------------------------
Investment Securities                                                              88,071                  51,214
-----------------------------------------------------------------------------------------------------------------------
Net Loans Receivable                                                              116,963                 135,713
-----------------------------------------------------------------------------------------------------------------------
Deposits                                                                          160,147                 127,522
-----------------------------------------------------------------------------------------------------------------------
Short-Term and Long-Term Borrowings                                                37,172                  45,481
-----------------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                                         20,474                  20,041
-----------------------------------------------------------------------------------------------------------------------
Book value per share                                                      $          1.87         $         11.64
-----------------------------------------------------------------------------------------------------------------------
Stockholders' equity to total assets                                                 9.24%                  10.22%
-----------------------------------------------------------------------------------------------------------------------

                         FSB COMMUNITY BANKSHARES, INC.

            Selected Consolidated Statement of Operations Information
  Three Months and Nine Months Ended September 30, 2009 and September 30, 2008
                      (In thousands except per share data)


                                                                             (Unaudited)
----------------------------------------------------------------------------------------------------------------------
                                                   For the Three Months Ended            For the Nine Months Ended
                                                         September 30,                         September 30,
                                                   -------------------------------------------------------------------
                                                    2009               2008               2009              2008
----------------------------------------------------------------------------------------------------------------------
Interest and Dividend Income                          2,350              2,614              7,210             7,555
-----------------------------------------------------------------------------------------------------------------------
Interest Expense                                      1,248              1,463              3,821             4,479
-----------------------------------------------------------------------------------------------------------------------
Net Interest Income                                   1,102              1,151              3,389             3,076
-----------------------------------------------------------------------------------------------------------------------
Provision for Loan Losses                                 7                  8                 21                14
-----------------------------------------------------------------------------------------------------------------------
Net Interest Income after Provision for               1,095              1,143              3,368             3,062
 Loan Losses
-----------------------------------------------------------------------------------------------------------------------
Other Income                                            133                 89                516               314
-----------------------------------------------------------------------------------------------------------------------
Other Expense                                         1,285              1,197              3,822             3,491
-----------------------------------------------------------------------------------------------------------------------
Income (Loss) Before Income Taxes                       (57)                35                 62              (115)
-----------------------------------------------------------------------------------------------------------------------
Provision (Benefit) for Income Taxes                    (23)                34                 18               (20)
-----------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                       (34)                 1                 44               (95)
-----------------------------------------------------------------------------------------------------------------------
Net Income  (Loss) per common share                   (0.02)              0.00               0.03             (0.06)
-------------------------------------------------------------- --------------------------------------------------------
Average common shares outstanding                     1,725              1,719              1,724             1,719
-----------------------------------------------------------------------------------------------------------------------